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                                                                     EXHIBIT 8.1





                                 July 12, 1999

Waste Systems International, Inc.
420 Bedford Street, Suite 300
Lexington, MA 02420

         Re:      CERTAIN FEDERAL INCOME TAX MATTERS

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Waste Systems International, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, relating to $77,500,000 aggregate principal amount of 11 1/2% Series B Senior Notes due 2006 authorized for issuance under the Company's Second Amended and Restated Certficate of Incorporation ("Certificate of Incorporation"), with an aggregate offering price of up to $77,500,000. This opinion relates to the discussion in the Registration Statement under the heading "Certain United States Federal Income Tax Consequences."

         In connection with rendering this opinion, we have examined the Certificate of Incorporation; the Bylaws of the Company; such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Indenture dated as of March 2, 1999, between the Company, its subsidiaries and IBJ Whitehall Bank & Trust Company, as trustee, (the "Indenture"); the Purchase Agreement, dated February 25, 1999, by and among First Albany Corporation, the Company and the Subsidiary Guarantors (as defined in the Indenture); the Note Registration Rights Agreement, dated as of March 2, 1999, by and among the Company, its subsidiaries and First Albany, the Registration Statement and the prospectus contained therein.

         In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We also have assumed, and rely upon such assumption, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to

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Waste Systems International, Inc.
July 12, 1999
Page 2

remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date, through and including the date of this letter.

         The discussion and conclusions set forth below are based upon the Internal Revenue Code of 1986, as amended, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future.

         Based upon and subject to the foregoing, we are of the opinion that the statements in the Registration Statement set forth under the caption "Certain United States Federal Income Tax Consequences," to the extent such statements constitute matters of law or summaries of legal matters or legal conclusions, have been reviewed by us and are accurate in all material respects.

         We express no opinion with respect to the transactions described in the Registration Statement other than those expressly set forth herein. You should recognize that our opinion is not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there can be no assurance that this will be the case. The opinion expressed herein is based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the transactions described herein to be materially and adversely different than as described in the Registration Statement.

         We consent to being named as counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ GOODWIN, PROCTER & HOAR LLP

                                               Goodwin, Procter & Hoar LLP